                                                                   Exhibit 99.2

                             JOINT FILER INFORMATION

           Item                                Information

Name:                         Wells Fargo Municipal Capital Strategies, LLC

Address:                      30 Hudson Yards
                              New York, New York 10001

Date of Event Requiring       September 14, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or     AllianceBernstein National Municipal Income Fund,
Trading Symbol:               Inc. [AFB]

Relationship of Reporting     10% Owner
Person(s) to Issuer:

If Amendment, Date Original   Not Applicable
Filed (Month/Day/Year):

Individual or                 Form filed by More than One Reporting Person
Joint/Group Filing:

Signature:                    WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                By:   /s/ Alejandro Piekarewicz
                                    -------------------------------
                                Name: Alejandro Piekarewicz
                                Title: Vice President
                                Date: September 25, 2023